EXHIBIT 23.1
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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated March 7, 2006 on the consolidated balance sheets of Advantage Energy Income Fund as at December 31, 2005 and 2004 and the consolidated statements of income and accumulated income and cash flows for each of the years then ended and our Comments for U.S. Readers on Canada-U.S. Reporting Differences, both of which are included in this annual report on Form 40-F of the Fund for the year ended December 31, 2005.



/s/ KPMG LLP
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Chartered Accountants

Calgary, Canada
March 7, 2006